UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 4, 2007

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50888	46-0510685
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

6075 Longbow Dr., Suite 200, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (303) 444-7755

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

On September 4, 2007, AeroGrow International, Inc. (the “Company” or “we”) agreed to sell in a private offering 760,000 units of its common stock and warrants to purchase common stock (“Private Offering”).  Each unit consists of one share of common stock, par value $0.001, and one seven-year warrant to purchase one share of common stock at an exercise price of $8.00 per share.  The units were sold at a per unit price of $6.25.  Upon closing of the Private Offering, we will receive gross proceeds of $4,750,000, less a placement agent fee in the amount of $380,000 and approximately $200,000 in other expenses related to the Private Offering.

In connection with the Private Offering, the Company has agreed to sell to its placement agent, for nominal consideration, five-year warrants to purchase 76,000 shares of common stock at an exercise price of $8.25 per share.

The Private Offering is being conducted in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, those under Regulation D promulgated under the Securities Act.  The units were offered and sold only to investors who are “accredited investors,” as defined in Rule 501 under the Securities Act.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of $8.00 Investor Warrant
4.2	Form of $8.25 Agent Warrant
10.1	Registration Rights Agreement, dated as of September 4, 2007, by and between AeroGrow International, Inc. and the other parties thereto.

           Portions of this report may constitute “forward-looking statements” as defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

By: /s/ Mitchell B. Rubin
Mitchell B. Rubin
Chief Financial Officer

DATED:  September 4, 2007

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of $8.00 Investor Warrant
4.2	Form of $8.25 Agent Warrant
10.1	Registration Rights Agreement, dated as of September 4, 2007, by and between AeroGrow International, Inc. and the other parties thereto